Exhibit 10.52
FIRST AMENDMENT TO
THE THOMAS & BETTS
SUPPLEMENTAL EXECUTIVE INVESTMENT PLAN
(As Amended and Restated Effective January 1, 2007)
     WHEREAS, Thomas and Betts Corporation maintains the Thomas & Betts Supplemental Executive Investment Plan; and
     WHEREAS, it is desired to amend the Plan to provide for a nonelective employer contribution and to reflect participation of certain affiliated companies;
     NOW, THEREFORE, effective January 1, 2008, except as otherwise provided herein, the Thomas & Betts Supplemental Executive Investment Plan is hereby amended as follows:
     1. Section 1.16 is hereby amended by adding a sentence at the end thereof to read as follows:
Subsidiaries of the Company which are participating employers are listed on Appendix A to the Plan.
     2. Section 1.17A is hereby added following Section 1.17 to read as follows:
     §1.17A Employer Nonelective Amount: The employer contribution amount credited to the Account of a Participant as provided in Article IVA.
     3. Section 1.22 is hereby amended to read as follows:
     §1.22 Participant: An Eligible Employee who has elected to participate in the Plan and for whom Deferral Amounts are being credited and an Eligible Employee who is eligible for the nonelective integrated employer contribution under the 401(k) Plan and who has Excess Compensation.
     4. Section 1.27A is hereby added following Section 1.27 to read as follows:
     §1.27A Taxable Wage Base: The contribution and benefit base in effect under §230 of the Social Security Act at the beginning of a Plan Year.
     5. Article IVA is added following Article IV to read as follows:
ARTICLE IVA
EMPLOYER NONELECTIVE AMOUNTS
     §4A.1 Entitlement to Credit. For each Plan Year beginning after December 31, 2007, the Committee shall credit Employer Nonelective Amounts to the Account of each

Participant who has elected under Article III to defer Compensation for such Year or who has Excess Compensation. Such Employer Nonelective Amounts shall be determined in accordance with §4A.2.
     §4A.2 Employer Nonelective Formula. The Employer Nonelective Amount credited to the Account of a Participant for any Payroll Period shall be determined in the following manner for each Payroll Period:
     (a) a nonelective contribution equal to three percent (3%) of total Compensation plus two percent of total Compensation above the Taxable Wage Base minus;
     (b) a nonelective contribution equal to three percent (3%) of compensation taken into account under the 401(k) plan plus two percent (2%) of compensation over the Taxable Wage Base taken into account under the 401(k) plan.
     6. The first sentence of Section 5.1 is hereby amended to read as follows:
The Committee shall establish and maintain, or cause to be maintained, the following individual record Accounts with respect to each Participant to which items shall be credited and charged pursuant to the provisions of the Plan:
(a)	A Deferral Account;

(b)	An Employer Matching Account; and

(c)	An Employer Nonelective Account.
     7. Section 6.1 is hereby amended by adding a sentence at the end thereof to read as follows:
A Participant shall be vested in his Employer Nonelective Account to the same extent he is vested in employer nonelective contributions under the 401(k) Plan.
     8. The Plan is hereby amended by adding Appendix A at the end thereof to read as attached hereto and incorporated herein by reference.
     IN WITNESS WHEREOF, Thomas & Betts Corporation has caused these presents to be duly executed this                      day of                     , 2007.

Attest:	THOMAS & BETTS CORPORATION

By:

APPENDIX A
PARTICIPATING EMPLOYERS

Name	Date of Participation
Thomas & Betts Power Solutions, LLC	January 1, 2008

Josylyn Hi-Voltage Co., LLC	January 1, 2008

Jennings Technology Co., LLC	January 1, 2008